UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 8, 2024

INNOVEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19120 Kenswick Drive, Humble, Texas	77338
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 346-398-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of October 8, 2024, Innovex International, Inc. (the “Company”) entered into a Contract Extension Agreement (the “Contract Extension Agreement”) with Kyle McClure, the former Vice President and Chief Financial Officer of the Company, which extends the term of that certain letter agreement between the parties, dated as of September 8, 2024 (the “Letter Agreement”), to November 8, 2024. The original termination date of the Letter Agreement was October 8, 2024.

The foregoing description is qualified in its entirety by the full text of the Contract Extension Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 8.01	Other Events.

Stockholder Litigation

As previously reported, on September 6, 2024, the Company (formerly named Dril-Quip, Inc.) completed its business combination with Innovex Downhole Solutions, Inc., a Delaware corporation (“Pre-Merger Innovex”), pursuant to that certain Agreement and Plan of Merger, dated as of March 18, 2024, as amended by the First Amendment to the Agreement and Plan of Merger, dated as of June 12, 2024 (the “Merger Agreement”), by and among the Company, Pre-Merger Innovex, Ironman Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company, and DQ Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (the “Merger”).

In connection with the Merger, Amberjack Capital Partners, L.P. (“Amberjack”), Pre-Merger Innovex’s largest equityholder, agreed to enter into a Stockholders Agreement with the Company (the “Stockholders Agreement”) upon closing of the Merger that, among other things, would have: (i) required Amberjack to vote in favor of the Company’s Board of Directors’ nominees at the Company’s 2025 annual stockholder meeting (the “Voting Requirement”); and (ii) prohibited Amberjack from transferring Company shares directly to an “Activist Investor” (as defined in the Stockholders Agreement) not through public market sales so long as Amberjack owned at least 10% of the Company’s outstanding common stock (the “Activist Transfer Restriction”).

On March 21, 2024, Plaintiff Steamfitters Local 449 Pension Fund (“Plaintiff”) filed a putative class action complaint (“Complaint”) in the Delaware Court of Chancery (the “Court”), styled Steamfitters Local 449 Pension Fund v. Dril-Quip, Inc., et al., C.A. No. 2024-0284-LWW (the “Action”). Among other things, the Complaint challenged the Voting Requirement and the Activist Transfer Restriction. On May 8, 2024, the Company filed with the U.S. Securities and Exchange Commission a Current Report on Form 8-K disclosing that the Company and Amberjack had agreed to amend the Stockholders Agreement to eliminate the Voting Requirement and the Activist Transfer Restriction. On May 21, 2024, the Court entered a stipulated Order dismissing the Action as moot and retaining jurisdiction to determine Plaintiff’s counsel’s application for an award of attorneys’ fees and expenses (the “Dismissal Order”). The Dismissal Order was entered by the Court without a finding of wrongdoing by the Company, its directors, or anyone else.

Following entry of the Dismissal Order, the parties engaged in arm’s-length negotiations, pursuant to which the Company and/or its insurer(s) have agreed to pay Plaintiff’s counsel, on behalf of all defendants in the Action, $540,000.00 in attorneys’ fees (inclusive of expenses) (the “Mootness Fee”) in full settlement for any claim by Plaintiff or Plaintiff’s counsel for an award of fees, costs, and expenses in connection with this Action. The Court has not and will not pass judgment on the Mootness Fee.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Contract Extension Agreement between Innovex International, Inc. and Kyle McClure, effective as of October 8, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVEX INTERNATIONAL, INC.

By:	/s/ Adam Anderson
Adam Anderson
Chief Executive Officer

Date: October 15, 2024